                                                                    EXHIBIT 3(b)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         CREDIT ACCEPTANCE CORPORATION

                                   ARTICLE I

                                    OFFICES

                  1.01 Principal Office. The principal office of the corporation shall be at such place within or outside the State of Michigan as the Board of Directors shall determine from time to time.

                  1.02 Other Offices. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

                                   ARTICLE II

                                      SEAL

                  2.01 Seal. The corporation may have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

                                  ARTICLE III

                                 CAPITAL STOCK

                  3.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the State of Michigan.

                  3.02 Certificates for Shares. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan, the name of the person to whom it is issued, the number and class of shares, and the designation of the series, if any, which the certificate represents and such other provisions as may be required by the laws of the State of Michigan.

                  3.03 Transfer of Shares. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

                  3.04 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

                  3.05 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve.

                                   ARTICLE IV

                    SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

                  4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

                  4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the last Monday of the fifth calendar month after the end of the corporation's fiscal year at 2 o'clock in the afternoon, or on such other date and at such other time as may be determined by the Board of Directors. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

                  4.03 Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary at the written request of shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

                  4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

                  4.05 Record Dates. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

                  4.06 List of Shareholders. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

                  4.07 Quorum. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

                  4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

                  4.09 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing and signed by the shareholder or the shareholder's proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

                                   ARTICLE V

                                   DIRECTORS

                  5.01 Number. The business and affairs of the corporation shall be managed by a Board of not less than one nor more than eleven directors as shall be fixed from time to time by the Board of Directors. The directors need not be residents of Michigan or shareholders of the corporation.

                  5.02 Election, Resignation and Removal. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified, or until the director's resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

                  5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.

                  5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three
(3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

                  5.05 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

                  5.06 Notices. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Twenty-four hours written notice, or by telephone or electronic transmission, shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

                  5.07 Quorum. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with the other participants. Participation in a meeting in this manner constitutes presence in person at the meeting.

                  5.08 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, except that the committee shall not have power or authority to (a) amend the Articles of Incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (d) recommend to shareholders a dissolution of the corporation or revocation of a dissolution;
(e) amend these Bylaws; (f) fill vacancies in the Board; or (g) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

                  The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

                  5.09 Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the action.

                  5.10 Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

                                   ARTICLE VI

                NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

                  6.01 Notices. All notices of meetings required to be given to shareholders, directors, or any committee of directors may be given personally or by mail to any shareholder, director, or committee member at his or her last address as it appears on the books of the corporation or by electronic transmission, but in the case of shareholders, only in the form consented to by the shareholder. The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice, but in the case of shareholders only if sent in a manner authorized by the shareholder. Telephonic notice may also be given for special meetings of the board of directors or committees thereof as provided in Section 5.06.

                  6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  6.03 Action Without a Meeting. Except as may be provided otherwise in the Articles of Incorporation for action to be taken by shareholders, any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing.

                                  ARTICLE VII

                                    OFFICERS

                  7.01 Number. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may select a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

                  7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

                  7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

                  7.04 Authority. All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

                                  ARTICLE VIII

                               DUTIES OF OFFICERS

                  8.01 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is present.

                  8.02 Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and organizations held by the corporation. The Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Directors at which the Chairman is not present, shall have the power to act on behalf of and perform the duties and exercise the powers and authorities of the Chairman in case of the Chairman's absence or disability, and may execute any documents in the name of the corporation. The Chief Executive Officer shall be ex officio a member of all management committees.

                  8.03 President. The President of the corporation shall direct and coordinate the activities of the organization in accordance with policies, goals and objectives established by the Chief Executive Officer. The President shall assist the Chief Executive Officer in seeing that all orders and resolutions of the Board are carried into effect. He may execute any documents in the name of the corporation and shall have such other powers and duties as may be prescribed by the Board or delegated by the Chief Executive Officer.

                  8.04 Chief Operating Officer. The Chief Operating Officer of the corporation shall direct and coordinate the activities of the organization in accordance with policies, goals and objectives established by the Chief Executive Officer. The Chief Operating Officer shall assist the Chief Executive Officer in seeing that all orders and resolutions of the Board are carried into effect. The Chief Operating Officer may execute any documents in the name of the corporation and shall have such other powers and duties as may be prescribed by the Board or delegated by the Chief Executive Officer.

                  8.05 Vice-Presidents. The Vice Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

                  8.06 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless the Board disapproves such delegation.

                  8.07 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the Chief Executive Officer and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless the Board of Directors disapproves such delegation.

                  8.08 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the

Secretary in case of the Secretary's absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer's absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Chairman, Chief Executive Officer. Secretary and Treasurer, respectively, and also such duties as the Board of Directors may prescribe.

                                   ARTICLE IX

                             SPECIAL CORPORATE ACTS

                  9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

                                    ARTICLE X

                                BOOKS AND RECORDS

                  10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

                  10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the corporation is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following: (a) one or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control whom the director or officer reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence, or (c) a committee of the Board of Directors of which he or she is not a member if the director or officer reasonably believes the Committee merits confidence. A director or officer is not entitled to rely on such information if he or she has knowledge concerning the matter in question that makes such reliance unwarranted.

                                   ARTICLE XI

                                INDEMNIFICATION

                  11.01 Non-Derivative Actions. Subject to all of the other provisions of this Article XI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  11.02 Derivative Actions. Subject to all of the provisions of this Article XI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

                  11.03 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.

                  11.04 Definitions. For the purposes of Sections 11.01 and 11.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 11.01 and 11.02.

                  11.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer. Except as provided in Section 11.03 of these Bylaws, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

                  11.06 Determination That Indemnification is Proper. Any indemnification under Section 11.01 or 11.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 11.01 or 11.02, whichever is applicable. Such determination shall be made in any of the following ways:

                           (i) By a majority vote of a quorum of the Board
                  consisting of directors who were not parties to such action, suit or proceeding.

                           (ii) If the quorum described in clause (i) above is
                  not obtainable, then by a committee of directors who are not parties to the action, suit or proceeding. The committee shall consist of not less than two disinterested directors.

                           (iii) By independent legal counsel in a written
                  opinion. Legal counsel for this purpose shall be chosen by the Board or its committee prescribed in clauses (i) or (ii), or if a quorum of the Board cannot be obtained under clause (i) and a committee cannot be designated under clause (ii), by the Board.

                           (iv) By the shareholders. Shares held by directors or
                  officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

                  11.07 Proportionate Indemnity. If a person is entitled to indemnification under Section 11.01 or 11.02 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                  11.08 Expense Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Section 11.01 or 11.02 of these Bylaws shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if the corporation receives from the person requesting such advance the following: (i) a written affirmation of the person's good faith belief that the person has met the applicable standard of conduct in Section 11.01 or 11.02 and (ii) a written undertaking by or on behalf of the person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the corporation. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

                  11.09 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                  11.10 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                  11.11 Former Directors and Officers. The indemnification provided in this Article XI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                  11.12 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Michigan.

                  11.13 Changes in Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. Subject to Section 11.14, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

                  11.14 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE XII

                                   AMENDMENTS

                  12.01 Amendments. Subject to Section 11.14, the Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided that notice of the meeting includes notice of the proposed amendment, alteration or repeal.

                                  ARTICLE XIII

                               CONTROL SHARES AND
                           CONTROL SHARE ACQUISITIONS

                  13.01 Control Share Acquisitions. The corporation is subject to Chapter 7B, "Control Share Acquisitions," of the Michigan Business Corporation Act, effective on the first day on which the corporation has 100 or more shareholders of record. As long as the corporation is subject to Chapter 7B, shares of capital stock of the corporation constituting "control shares" acquired in "control share acquisitions" (as defined in Chapter 7B) have the same voting rights as were accorded the shares before the "control share acquisition" only to the extent granted by resolution approved by the shareholders of the Company in accordance with Chapter 7B.

                  13.02 Redemption of Control Shares. Control shares as to which all of the following conditions are met may be redeemed by the corporation, upon approval by the Board of Directors, at any time after such conditions have been met:

                  (a)      (i)      An acquiring person statement has been filed
                                    with the corporation, a meeting of the
                                    shareholders of the corporation has been held at which the voting rights of the control shares have been submitted to the shareholders for a vote, and the shareholders do not grant full voting rights to the control shares; or

                           (ii) If an "acquiring person statement" (as such term appears in Section 795 of the Michigan Business Corporation Act) has not been filed with the corporation with respect to a control share acquisition and the redemption is completed during the period ending 60 days after the last acquisition of control shares, or the power to direct the exercise of voting power of control shares, by the acquiring persons; and

                  (b) The consideration to be paid for the control shares consists of cash, property or securities of the corporation, or any combination thereof, including shares of capital stock of the corporation or debt obligations of the corporation; and

                  (c) The price to be paid for the control shares does not exceed the fair value of the shares, as determined by the Board of Directors, which value shall not be less than the highest price paid per share by the acquiring person in the control share acquisition.

                  13.03 Procedures. The Board of Directors may, by resolution, adopt procedures for the giving of notice of such redemption to the "acquiring person" and for the delivery of certificates representing the control shares to be acquired in exchange for the corporation's payment of fair value therefor.

                          CREDIT ACCEPTANCE CORPORATION

                                BYLAW AMENDMENTS

                              ADOPTED JUNE 6, 2003
                             EFFECTIVE JUNE 6, 2003

                                   ARTICLE XI
                                 INDEMNIFICATION

                  11.01 Nonderivative Actions. Subject to all of the other provisions of this Article XI, the corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful, or (iii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act or intentionally committed a criminal act.

                  11.02 Derivative Actions. Subject to all of the provisions of this Article XI, the corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred. The termination of any action or suit by settlement shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or (ii) received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act or intentionally committed a criminal act.

                  11.03 Expenses of Successful Defense. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
11.01 or 11.02, or in defense of any claim, issue, or matter in the action, suit or proceeding, the corporation shall indemnify such director or officer against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this
Section 11.03.

                  11.04 Definitions. For the purposes of Sections 11.01 and 11.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 11.01 and 11.02.

                  11.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the corporation as well as in the person's capacity as a director or officer. Except as otherwise expressly provided in this Article XI, the corporation shall have no obligation under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the Board of Directors.

                  11.06 Determination That Indemnification Is Proper. (a) Any indemnification under Sections 11.01 or 11.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 11.01 or 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

                           (1) by a majority vote of a quorum of the Board of
Directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                           (2) if a quorum cannot be obtained under clause (1),
by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                           (3) if the corporation has one or more "independent
directors" (as defined in Section 107(3) of the Michigan Business Corporation Act ("MBCA")) who are not parties or threatened to be made parties to the action, suit or proceeding, by a unanimous vote of all such directors;

                           (4) by independent legal counsel in a written
opinion, which counsel is selected by the Board or a committee as provided in clauses (1) or (2) above, or if a quorum cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the Board of Directors; or

                           (5) by the shareholders, but shares held by
directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the determination.

                  (b) To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA Section 209, the corporation shall indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in MBCA Sections 561 and 562, but no indemnification may be made except to the extent authorized in MBCA Section 564c, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated MBCA Section 551, or intentionally violated criminal law. In connection with an action or suit by or in the right of the corporation, as described in
Section 11.02, indemnification under this Section 11.06(b) may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the corporation, as described in Section 11.02, indemnification under this Section 11.06(b) may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred. If this Section 11.06(b) requires indemnification of a director without a determination that the director has met the standard of conduct set forth in MBCA Sections 561 and 562, the corporation hereby waives its right to raise the director's failure to meet such standard of conduct as a defense to an action brought by the director or as grounds for a claim to recover advances made by the corporation pursuant to this Article XI and any such failure shall not be raised by or on behalf of the corporation.

                  11.07 Authorizations of Payment.

                  Authorizations of payment under Sections 11.01 and 11.02 of these Bylaws shall be made in any of the following ways:

                  (a)      by the Board of Directors:

                           (1)      if there are two or more directors who are
not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum);

                           (2)      by a majority of the members of a committee
of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                           (3)      if the corporation has one or more
"independent directors" (as defined in MBCA Section 107(3)) who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose; or

                           (4)      if there are no "independent directors" and
less than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board of Directors provided in these Bylaws, in which authorization all directors may participate; or

                  (b) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the authorization.

                  11.08 Proportionate Indemnity. If a person is entitled to indemnification under Sections 11.01 or 11.02 for a portion of expenses, including attorney fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

                  11.09 Expense Advance. The corporation shall pay or reimburse the reasonable expenses incurred by a person referred to in Sections 11.01 or
11.02 who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. An evaluation of reasonableness under this Section 11.09 shall be made as specified in Section 11.06, and authorizations shall be made in the manner specified in Section 11.07, unless the advance is mandatory. A provision in the articles of incorporation, these bylaws, a resolution by the Board of Directors or the shareholders or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

                  11.10 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

                  11.11 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                  11.12 Former Directors and Officers. The indemnification provided in Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

                  11.13 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against the liability under these bylaws or applicable law. If the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA
Section 209(1)(c), such insurance may be purchased from an insurer owned by the corporation, but such insurance may insure against monetary liability to the corporation or its shareholders only to the extent to which the corporation could indemnify the director under Section 11.06(b).

                  11.14 Changes in Michigan Law. If there is any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article XI, then the indemnification to which any person shall be entitled under this Article XI shall be determined by the changed provisions, but only to the extent that the change permits the corporation to provide broader indemnification rights than the provisions permitted the corporation to provide before the change. Subject to Section 11.15, the Board of Directors is authorized to amend these bylaws to conform to any such changed statutory provisions.

                  11.15 Amendment or Repeal of Article XI. No amendment or repeal of Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.